Exhibit 99.1

Kimco Realty Announces Fourth Quarter and Full Year 2019 Results

– Portfolio and Anchor Occupancy Rates at All-Time Highs –

– Provides 2020 Outlook –

JERICHO, N.Y.--(BUSINESS WIRE)--January 30, 2020--Kimco Realty Corp. (NYSE:KIM) today reported results for the fourth quarter and year ended December 31, 2019. For the three months ended December 31, 2019, Kimco’s net income available to the company’s common shareholders was $0.22 per diluted share compared to $0.17 per diluted share for the same period in 2018. For the full year 2019, Kimco’s net income available to the company’s common shareholders was $0.80 per diluted share compared to $1.02 per diluted share for 2018.

Highlights - Fourth Quarter and Full Year 2019:

  Grew same-property net operating income (NOI) by 2.7% during the fourth quarter compared to the same period in 2018, and 3.0% for the full year 2019.
  Maintained record-high pro-rata portfolio occupancy rate of 96.4% from third quarter 2019.
  Attained a record-high pro-rata anchor occupancy rate of 98.9%.
  Achieved 95% occupancy rate and stabilization at the Pentagon Centre Signature Series® Witmer residential redevelopment in just over six months.
  Redeemed three separate Classes of Preferred Stock (Class I, Class J and Class K) in 2019 for a total of $575.0 million with blended weighted average interest rate of 5.69%.

Financial Results

Fourth Quarter 2019

Net income available to the company’s common shareholders for the fourth quarter of 2019 was $92.8 million, or $0.22 per diluted share, compared to $73.6 million, or $0.17 per diluted share, for the fourth quarter 2018. The increase was due primarily to an $80.8 million reduction in property sales (Kimco’s pro-rata share) during the fourth quarter of 2019 compared to the same period in 2018. The lower level of property sales resulted in reduced impairment charges of $40.6 million. However, the reduction in impairment charges was offset by a decrease of $29.1 million in gains on the sales of operating properties. Depreciation expense also decreased by $6.2 million in the fourth quarter of 2019 compared to the fourth quarter of 2018, primarily due to the company’s disposition activity during 2019.

NAREIT Funds From Operations (FFO)* was $151.9 million, or $0.36 per diluted share, for the fourth quarter 2019 compared to $149.6 million, or $0.36 per diluted share, for the fourth quarter 2018. NAREIT FFO for the fourth quarter of 2019 included $3.4 million of transactional charges (net of transactional income) compared to $2.2 million of transactional income (net of transactional charges) in the fourth quarter of 2018.

*A reconciliation of net income available to the company’s common shareholders to NAREIT FFO, FFO as adjusted and same-property NOI is provided in the tables accompanying this press release.

FFO as adjusted available to common shareholders (FFO as adjusted)*, which excludes the effects of transactional income and charges, was $155.3 million, or $0.37 per diluted share, for the fourth quarter 2019 compared to $147.4 million, or $0.35 per diluted share, for the fourth quarter 2018.

Full Year 2019

Net income available to the company’s common shareholders was $340.0 million, or $0.80 per diluted share, for the full year 2019 compared to $439.6 million, or $1.02 per diluted share, for the full year 2018.

NAREIT FFO was $608.4 million, or $1.44 per diluted share, for the full year 2019 compared to $609.8 million, or $1.45 per diluted share, for the full year 2018. NAREIT FFO for 2019 included $11.7 million of transactional charges (net of transactional income) compared to $3.3 million for 2018.

FFO as adjusted was $620.1 million, or $1.47 per diluted share, for the full year 2019 compared to $613.0 million, or $1.45 per diluted share, for the full year 2018.

Operating Results

  Pro-rata occupancy ended the fourth quarter at 96.4%, matching an all-time high and representing a 60-basis-point increase compared to the end of 2018.
  Pro-rata anchor occupancy ended the quarter at a record 98.9%, representing an expansion of 150 basis points over the end of 2018.
  Pro-rata small shop occupancy ended the quarter at 89.3%, representing a sequential decrease of 60 basis points and a 180-basis-point decrease year-over-year. The sequential and year-over-year changes were primarily attributable to the closures associated with Payless, Charming Charlie, Avenue and Dress Barn stores in 2019.
  Pro-rata rental-rate leasing spreads increased 6.0% during the fourth quarter of 2019, with rental rates for new leases up 12.5% and renewals/options up 4.0%. The increase on the spreads for new leases represents the 24th consecutive quarter in which spreads increased above 10%.
  Generated a 2.7% increase in same-property NOI for the fourth quarter 2019 over the comparable period in 2018. For the year ended December 31, 2019, same-property NOI grew 3.0% compared to the prior year.

Investment Activity

During the fourth quarter, the company sold 12 properties totaling 1.9 million square feet for $153.0 million. Kimco’s share was $146.5 million. In addition, the company sold two wholly-owned land parcels for a total of $47.5 million.

For the full year 2019, the company sold 32 properties totaling 4.8 million square feet for $542.5 million, of which Kimco’s share was $375.2 million. During the same period, the company acquired three grocery-anchored parcels and increased its ownership interest in one existing property for a total of $34.0 million. The company’s total share of net operating property dispositions, net of these acquisitions, was $341.2 million. In addition, the company sold five wholly-owned land parcels in 2019 for a total of $50.8 million.

Capital Markets Activity

During the fourth quarter Kimco:

  Generated net proceeds of $200.1 million through the issuance of 9.5 million shares of common stock at a weighted average net price of $21.03 per share under the company’s ATM program.
  Redeemed $225.0 million of 5.500% Class J Preferred Stock, incurring a $7.2 million non-cash redemption charge, on December 31, 2019.

In 2019 Kimco also:

  Redeemed $175.0 million of 6.000% Class I and $175.0 million of 5.625% Class K Preferred Stock, in September 2019.
  Issued $350.0 million of 3.700% notes maturing October 2049, with an effective yield of 3.765%, in August 2019.

2020 Full Year Outlook

Net Income available to common shareholders (per diluted share):	$0.80 to $0.84
NAREIT FFO (per diluted share)*:	$1.46 to $1.50
*The tables accompanying this press release provide a reconciliation for this forward-looking non-GAAP measure
Pro-rata Operating Assumptions:
Same-property NOI:	1.50% to 2.00%
Transaction Activity: Dispositions (Blended cap rates: 7.0% to 7.5%) Acquisitions (Blended cap rates: 5.0% to 6.0%)	$200 million to $300 million $100 million to $200 million
Total combined redevelopment & development investment:	$200 million to $250 million

Dividend Declarations

Kimco’s board of directors declared a quarterly cash dividend of $0.28 per common share, payable on April 15, 2020, to shareholders of record on April 2, 2020.

The board of directors also declared quarterly dividends with respect to each of the company’s Class L and Class M series of cumulative redeemable preferred shares. All dividends on the preferred shares will be paid on April 15, 2020, to shareholders of record on April 1, 2020.

Conference Call and Supplemental Materials

Kimco will hold its quarterly conference call on Thursday, January 30, 2020, at 10:00 a.m. Eastern Daylight Time (EDT). The call will include a review of the company’s fourth quarter and full year 2019 results as well as a discussion of the company’s strategy and expectations for the future. To participate, dial 1-888-317-6003 (Passcode: 2643804).

A replay will be available through April 30, 2020, by dialing 1-877-344-7529 (Passcode: 10137380). Access to the live call and replay will be available through the company's website at investors.kimcorealty.com.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in Jericho, N.Y. that is one of North America’s largest publicly traded owners and operators of open-air shopping centers. As of December 31, 2019, the company owned interests in 409 U.S. shopping centers and mixed-use assets comprising 72.4 million square feet of gross leasable space primarily concentrated in the top major metropolitan markets. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 60 years. For further information, please visit www.kimcorealty.com, the company’s blog at blog.kimcorealty.com, or follow Kimco on Twitter at www.twitter.com/kimcorealty.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the company’s blog (blog.kimcorealty.com) and social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty), YouTube (www.youtube.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

The statements in this news release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common and preferred stock and the company’s ability to pay dividends at current levels, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Condensed Consolidated Balance Sheets
(in thousands, except share information)
(unaudited)

	December 31, 2019	December 31, 2018
Assets:
Real estate, net of accumulated depreciation and amortization
of $2,500,053 and $2,385,287, respectively	$9,209,053	$9,250,519
Real estate under development	220,170	241,384
Investments in and advances to real estate joint ventures	578,118	570,922
Other real estate investments	194,400	192,123
Cash and cash equivalents	123,947	143,581
Accounts and notes receivable, net	218,689	184,528
Operating lease right-of-use assets, net	99,125	-
Other assets	354,365	416,043
Total assets	$10,997,867	$10,999,100

Liabilities:
Notes payable, net	$4,831,759	$4,381,456
Mortgages and construction loan payable, net	484,008	492,416
Dividends payable	126,274	130,262
Operating lease liabilities	92,711	-
Other liabilities	516,265	560,231
Total liabilities	6,051,017	5,564,365
Redeemable noncontrolling interests	17,943	23,682

Stockholders' equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
undesignated 6,019,240 and 5,996,240 shares, respectively,
Issued and outstanding (in series) 19,580 and 42,580 shares, respectively;
Aggregate liquidation preference $489,500 and $1,064,500, respectively	20	43

Common stock, $.01 par value, authorized 750,000,000 shares; issued and
outstanding 431,814,951 and 421,388,879 shares, respectively	4,318	4,214
Paid-in capital	5,765,233	6,117,254
Cumulative distributions in excess of net income	(904,679)	(787,707)
Total stockholders' equity	4,864,892	5,333,804
Noncontrolling interests	64,015	77,249
Total equity	4,928,907	5,411,053
Total liabilities and equity	$10,997,867	$10,999,100

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019		2018
Revenues
Revenues from rental properties, net	$291,809	$281,804	$1,142,334		$1,149,603
Management and other fee income	4,321	2,397	16,550		15,159
Total revenues	296,130	284,201	1,158,884		1,164,762
Operating expenses
Rent	(2,859)	(2,667)	(11,311)		(10,929)
Real estate taxes	(39,788)	(37,766)	(153,659)		(153,336)
Operating and maintenance	(48,110)	(40,373)	(171,981)		(164,294)
General and administrative	(24,646)	(20,022)	(96,942)		(87,797)
Provision for doubtful accounts	-	(1,682)	-		(6,253)
Impairment charges	(7,508)	(45,352)	(48,743)		(79,207)
Depreciation and amortization	(68,439)	(74,266)	(277,879)		(310,380)
Total operating expenses	(191,350)	(222,128)	(760,515)		(812,196)

Gain on sale of properties/change in control of interests	31,836	49,379	79,218		229,840
Operating income	136,616	111,452	477,587		582,406

Other income/(expense)
Other income/(expense), net	2,927	(1,634)	11,814		13,041
Interest expense	(45,757)	(42,881)	(177,395)		(183,339)
Early extinguishment of debt charges	-	-	-		(12,762)
Income before income taxes, net, equity in income of joint ventures, net,
and equity in income from other real estate investments, net	93,786	66,937	312,006		399,346

(Provision)/benefit from income taxes, net	(263)	(2,583)	3,317		(1,600)
Equity in income of joint ventures, net	13,202	19,131	72,162		71,617
Equity in income of other real estate investments, net	3,318	4,462	26,076		29,100

Net income	110,043	87,947	413,561		498,463
Net (income)/loss attributable to noncontrolling interests	(624)	214	(2,956)		(668)
Net income attributable to the Company	109,419	88,161	410,605		497,795
Preferred stock redemption charges	(7,159)	-	(18,528)		-
Preferred dividends	(9,448)	(14,534)	(52,089)		(58,191)
Net income available to the Company's common shareholders	$92,812	$73,627	$339,988		$439,604

Per common share:
Net income available to the Company: (2)
Basic	$0.22	$0.17	$0.80		$1.02
Diluted	$0.22	$0.17	$0.80	(1)	$1.02	(1)
Weighted average shares:
Basic	422,467	419,258	420,370		420,641
Diluted	423,857	419,886	421,799		421,379
(1)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an anti-dilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $30 and $99 for the year ended December 31, 2019 and 2018, respectively.
(2)	Adjusted for earnings attributable from participating securities of ($661) and ($597) for the three months ended December 31, 2019 and 2018, respectively. Adjusted for earnings attributable from participating securities of ($2,599) and ($2,375) for the year ended December 31, 2019 and 2018, respectively. Adjusted for the change in carrying amount of redeemable noncontrolling interest of ($3,603) and ($7,521) for the three months and year ended December 31, 2018, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders to
FFO and FFO as Adjusted Available to the Company's Common Shareholders
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018 (1)	2019	2018 (1)
Net income available to the Company's common shareholders	$92,812	$73,627	$339,988	$439,604
Gain on sale of properties/change in control of interests	(31,836)	(49,369)	(79,218)	(236,058)
Gain on sale of joint venture properties	(892)	(12,446)	(16,066)	(18,549)
Depreciation and amortization - real estate related	67,864	74,086	276,097	305,079
Depreciation and amortization - real estate jvs	10,910	10,717	40,954	43,483
Impairment charges (including real estate jvs)	11,504	52,101	55,945	86,072
Profit participation from other real estate investments, net	1,288	(129)	(7,300)	(10,595)
Loss/(gain) on marketable securities	546	1,444	(829)	3,487
Noncontrolling interests (2)	(303)	(421)	(1,193)	(2,755)
Funds from operations available to the Company's common shareholders	151,893	149,610	608,378	609,768
Transactional charges/(income), net	3,369	(2,195)	11,738	3,275
Funds from operations available to the Company's common shareholders as adjusted	$155,262	$147,415	$620,116	$613,043

Weighted average shares outstanding for FFO calculations:
Basic	422,467	419,258	420,370	420,641
Units	777	837	826	835
Dilutive effect of equity awards	1,336	628	1,365	629
Diluted (3)	424,580	420,723	422,561	422,105

FFO per common share - basic	$0.36	$0.36	$1.45	$1.45
FFO per common share - diluted (3)	$0.36	$0.36	$1.44	$1.45
FFO as adjusted per common share - diluted (3)	$0.37	$0.35	$1.47	$1.45
(1)	Certain amounts have been reclassified in order to conform with NAREIT's clarification guidance adopted January 1, 2019.
(2)	Related to gains, impairments and depreciation on properties, where applicable.
(3)

Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Funds from operations would be increased by $199 and $228 for the three months ended December 31, 2019 and 2018, respectively. Funds from operations would be increased by $868 and $916 for the year ended December 31, 2019 and 2018, respectively.

Funds From Operations (“FFO”) is a supplemental non-GAAP financial measure utilized to evaluate the operating performance of real estate companies. Effective January 1, 2019, the Company adopted the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement (""FFO White Paper - 2018 Restatement"") which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income/(loss) available to the Company’s common shareholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis. Included in the FFO White Paper - 2018 Restatement is an option for the Company to make an election to include or exclude gains and losses on the sale of assets and impairments of assets incidental to its main business in the calculation of FFO. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, the Company has elected to exclude gains/impairments on land parcels, gains/losses (realized or unrealized) from marketable securities and gains/impairments on preferred equity participations in NAREIT defined FFO.

The Company’s reconciliation of net income available to the Company’s common shareholders to FFO available to the Company’s common shareholders and FFO available to the Company’s common shareholders as adjusted, is reflected in the table above (in thousands, except per share data). In conjunction with the adoption of NAREIT’s FFO White Paper – 2018 Restatement, the Company has reclassified $3.4 million from transactional charges and $10.9 million from transactional income into FFO available to the Company’s common shareholders for the three and twelve months ended December 31, 2018, respectively, relating to incidental gains and losses on the sale of assets and mark-to-market changes in equity securities. This reclassification had no impact on FFO available to the Company’s common shareholders as adjusted for the three and twelve months ended December 31, 2018.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income available to the Company's common shareholders	$92,812	$73,627	$339,988	$439,604
Adjustments:
Management and other fee income	(4,321)	(2,397)	(16,550)	(15,159)
General and administrative	24,646	20,022	96,942	87,797
Impairment charges	7,508	45,352	48,743	79,207
Depreciation and amortization	68,439	74,266	277,879	310,380
Gain on sale of properties/change in control of interests	(31,836)	(49,379)	(79,218)	(229,840)
Interest and other expense, net	42,830	44,515	165,581	183,060
Provision/(benefit) from income taxes, net	263	2,583	(3,317)	1,600
Equity in income of other real estate investments, net	(3,318)	(4,462)	(26,076)	(29,100)
Net income/(loss) attributable to noncontrolling interests	624	(214)	2,956	668
Preferred stock redemption charges	7,159	-	18,528	-
Preferred dividends	9,448	14,534	52,089	58,191
Non same property net operating income	(21,396)	(23,989)	(103,464)	(137,134)
Non-operational expense from joint ventures, net	20,464	13,219	59,992	60,417
Same Property NOI	$213,322	$207,677	$834,073	$809,691

Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

Reconciliation of Diluted Net Income Available to Common Shareholders Per Common Share
to Diluted Funds From Operations Available to Common Shareholders Per Common Share
(unaudited)

	Actual	Projected Range
	2019	Full Year 2020
		Low	High
Diluted net income available to company's common shareholder
per common share	$0.80	$0.80	$0.84

Depreciation and amortization - real estate related	0.65	0.61	0.65

Depreciation and amortization - real estate joint ventures,
net of noncontrolling interests	0.10	0.09	0.10

Gain on sale of properties/change in control of interests	(0.19)	(0.03)	(0.07)

Gain on sale of joint venture properties	(0.04)	(0.01)	(0.02)

Impairments charges (including real estate jvs)	0.14	-	-

Profit participation from other real estate investments, net	(0.02)	-	-

FFO per diluted common share	$1.44	$1.46	$1.50

Transactional charge, net	0.03	-	-

FFO as adjusted per diluted common share	$1.47	$1.46	$1.50

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.

Contacts

David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
1-866-831-4297
dbujnicki@kimcorealty.com